UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2015

CELSUS THERAPEUTICS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gridiron Building One Pancras Square C/O Pearl Cohen Zedek Latzer Baratz UK LLP London, N1C 4AG, United Kingdom
(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code +44-203-318-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the previously announced American Depositary Share (“ADS”) ratio change, on September 9, 2015, Celsus Therapeutics Plc (“Celsus”) entered into Amendment No. 2 to that certain Depositary Agreement (the “Amendment”), dated as of December 7, 2012, as amended by Amendment No. 1 dated as of December 24, 3013, by and between Celsus and Deutsche Bank Trust Company Americas. The Amendment provides that each ADS will represent 100 Ordinary Shares (the “ADS Ratio Change”). The ADS Ratio Change will be effective as of September 17, 2015.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSUS THERAPEUTICS, PLC

By:	/s/ Gur Roshwalb, M.D.
Name:	Gur Roshwalb, M.D.
Title:	Chief Executive Officer

Date: September 15, 2015

Exhibit No.	Description

10.1	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015).